No. Exhibit A (10)
                                                  ------------------------------

                                 APPLICATION FOR
                            VARIABLE ANNUITY CONTRACT
                                       IN
                      PRUDENTIAL'S VARIABLE INVESTMENT PLAN
Please make check payable to Prudential and mail the check and application to:
The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062.
--------------------------------------------------------------------------------
1a. Proposed Annuitant's name -- first, initial, last (Print)  1b. Date of Birth
    Name -- first, initial, last (Print)                        Mo   Day  Yr.
     ___________________________________________________         _____________

    2.   Sex              3. Social Security No.
     M    F
    [ ]  [ ]               ___________________

4.  Proposed Annuitant's home address

    No. ________ Street _____________City __________ State ______ Zip _________

--------------------------------------------------------------------------------
5a.  Name of Employer                     5b. Employer Soc Sec #
                                              or Tax ID #
    ______________________________            _____________________________
5c. Name of any Trustee or Administrator
    (if different from Employer)
--------------------------------------------------------------------------------
5d. Address for Communications and Billing:
    If mail is to be sent to [ ] Employer
                             [ ] Trustee or Administrator, please furnish:
    No. ________ Street _____________City __________ State ______ Zip _________
--------------------------------------------------------------------------------
6. Under what type of Qualified Plan or Program is the contract being applied for? (CHECK ONE) Type:
    [ ] IRA--Individual Retirement Annuity

    [ ] IRA--SEPP (Plan Name) ____________________________________________
        __________________________________________________________________

    [ ] HR-10/Keogh -- Self Employed Plan (name)*_________________________
        __________________________________________________________________
    [ ] Corporate Plan (name)* ___________________________________________
        __________________________________________________________________
    [ ] Tax Deferred Annuity (Public School)
    [ ] Tax Deferred Annuity (Non-Profit Organization)

    [ ] __________________________________________________________________
     *Please attach appropriate adoption agreement or Determination Letter where applicable.
--------------------------------------------------------------------------------
7.  AMOUNT PAID WITH APPLICATION? $_____________________________________
                                  [ ] None
    Is this amount a rollover from a qualified plan?  [ ] Yes [ ] No
--------------------------------------------------------------------------------
6.  INVESTMENT SELECTION- Select one or more subaccount(s):

    Employee or Individual Allocation                %
    ---------------------------------

    [ ] Bond                                     _________%

    [ ] Money Market                             _________%

    [ ] Common Stock                             _________%

    [ ] Aggressively Managed Flexible            _________%

    [ ] Conservatively Managed Flexible          _________%

    [ ] Other                                    _________%

           TOTAL INVESTED                          100%
                                                 =========
    Any future purchases will be allocated in the same percentage(s) as above unless specific instructions to change the allocations are submitted.
--------------------------------------------------------------------------------
9.  PAYMENT SCHEDULE (not applicable to individual IRAs)
    [ ] Single Purchase Payment
    [ ] Periodic Purchase Payment Amount $_______________
    To be paid [ ] Annually       [ ] Semi-Annually
               [ ] Quarterly      [ ] Monthly

    Beginning ______________________   __________________
                    Month                     Day
--------------------------------------------------------------------------------
10. ANNUITY COMMENCEMENT DATE

    Annuity payments to begin
    on the first day of                        ___________   ________
                                                  (Month)      (Year)
--------------------------------------------------------------------------------
11. BENEFICIARY DESIGNATION

    Primary __________________________________________________________

    Relationship to                                Date of
    Annuitant _____________________________________Birth _____________

    Contingent _______________________________________________________

    Relationship to                                Date of
    Annuitant _____________________________________Birth _____________

--------------------------------------------------------------------------------
12. Will the annuity applied for replace any existing annuity or life insurance?

    [ ] Yes [ ] No  If yes, please furnish details:

--------------------------------------------------------------------------------
13. REMARKS OR SPECIAL REQUESTS